UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

SES SOLAR INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49891	33-0860242
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

129 Route de Saint Julien, Plan-les-Ouates, Geneva, Switzerland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +41-22-884-1484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 18, 2007, Hogan & Hartson LLP (the "Optionee") terminated the Call Option Agreement (the "Agreement") entered into by and between the Optionee and SES Solar, Inc. (the "Optionor") on June 18, 2007. Under the terms of the Agreement, the Optionor granted to the Optionee the right and option to purchase 43,110 shares of common stock, par value 0.001 per share of the Company (the "Option Shares"), at an exercise price of $.001 per share (the "Option") in connection with the general legal representation of the Company. The Optionor would have granted, each quarter, to the Optionee the right and option to purchase the Option Shares; the last Option Shares would have been granted on March 1, 2008 and the Option would have expired within 24 months following the grant of each Option. In connection with the termination of the Agreement, the Optionee waived the right to exercise the Option granted on June 18, 2007 and renounced all rights related to such Option. No consideration was paid in connection with the termination.

The entry into this Agreement was reported in our Current Report on Form 8-K dated as of June 18, 2007 and filed with the Securities and Exchange Commission on June 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2007	SES SOLAR INC.

	By:	/s/ SANDRINE CRISAFULLI
Sandrine Crisafulli
Chief Financial Officer